UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a–12

OPGEN, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2022

This supplement, dated June 1, 2022, amends and supplements the Definitive Proxy Statement of OpGen, Inc. (the “Company”), dated April 25, 2022 (the “Proxy Statement”), and is being furnished to stockholders of the Company in connection with the solicitation of proxies on behalf of the board of directors of the Company for the Company’s Annual Meeting of stockholders to be held on June 9, 2022 (the “Annual Meeting”) or any adjournment or postponement thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The Annual Meeting has been called for the following purposes: (1) the election of the five directors named in the Proxy Statement; (2) stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of not less than five-to-one and not more than twenty-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of the Company’s board of directors; (3) ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (4) the approval of a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. Two.

This supplement, which should be read in conjunction with the Proxy Statement, amends and supplements the Proxy Statement to correct a typographical error in the Proxy Statement with respect to the number of shares of Company common stock required to be present or represented by proxy at the Annual Meeting to establish a quorum. Accordingly, the paragraph in the Questions & Answers section under the heading “What constitutes a quorum at the Annual Meeting?” on pages 3-4 of the Proxy Statement is amended as set forth below. Except as specifically supplemented or amended by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Q:                 What constitutes a quorum at the Annual Meeting?

A: The presence in person or by proxy of the holders of thirty four percent (34%) of the outstanding common stock is necessary to constitute a quorum at the Annual Meeting. As of the record date of April 14, 2022, there were 46,557,750 shares of our common stock outstanding, representing the same number of votes. Accordingly, the presence of the holders of at least 15,829,635 shares of our common stock will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum.

From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented hereby.